Exhibit 10.2

CUSTODIAN AGREEMENT

THIS AGREEMENT, dated as of April 8, 2008, between AIRSHARES™ EU CARBON ALLOWANCES FUND, a commodity pool formed as a Delaware statutory trust with a principal office at 420 Lexington Avenue, New York, New York 10170 (the Company), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or the Custodian),

W I T N E S S E T H:

WHEREAS, the Company wishes to employ BBH&Co. to act as global custodian for the Company and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Company and BBH&Co. hereby agree, as follows:

1.                                       Appointment of Custodian.  The Company hereby appoints BBH&Co. as the Company’s global custodian, and  BBH&Co. hereby accepts such appointment.  All investments of the Company delivered to the Custodian or its agents or Subcustodians (hereinafter collectively referred to as Investments) shall be dealt with as provided in this Agreement.   The duties of the Custodian with respect to such Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

2.                                       Representations, Warranties and Covenants of the Company.  The Company hereby represents, warrants and covenants each of the following:

2.1  This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Company.  This Agreement does not violate any Applicable Law or conflict with or constitute a default under the Company’s prospectus, articles of organization or other constitutive document, agreement, judgment, order or decree to which the Company is a party or by which it or its Investments is bound.

2.2  By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Company shall be deemed to have confirmed to the Custodian that the Company has (a) assessed all material Country or Sovereign Risks and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Company under Applicable Law, and (c) appropriately and adequately disclosed to its shareholders, other investors and all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

2.4  The Company shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it.  If the Company uses any on-line or similar communications service made available by the Custodian, the Company shall be solely responsible for ensuring the security of its access to the service and for the use of the service, and shall only attempt to access the service and the Custodian’s computer systems as directed by the Custodian.  If the Custodian provides any computer software to the Company relating to the services described in this Agreement, the Company will only use the software for the purposes for which the Custodian provided the software to the Company, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the Company.

2.5  Notwithstanding anything in this Agreement to contrary effect, the Company specifically represents and warrants to the Custodian that it shall at all times be principally liable for the repayment of any Advance made by the Custodian under this Agreement.

3.                                       Representation and Warranty of BBH&Co.  BBH&Co. hereby represents and warrants and covenants the following:

3.1  It has obtained all required governmental and regulatory licenses and/or such other authorisations as may be necessary to perform its obligations and carry out the transactions contemplated under this Agreement; and

3.2  This Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.’s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

4.                                       Instructions.  Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions.  As used herein, the term Instruction shall mean a directive initiated by the Company, acting directly or through its directors, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 4.

4.1  Authorized Persons.  For purposes hereof, an Authorized Person shall be a person or entity authorized to give Instructions for or on behalf of the Company by written notice to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian.  The Custodian may treat any Authorized Person as having full authority of the Company to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority.   The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from the Company to the contrary.

4.2  Form of Instruction.  Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Company from time to time unless the Company shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

4.2.1  Company Designated Secured-Transmission Method.  Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Company or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian, it being understood that such acknowledgment shall authorize the Custodian to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Authorized Person..

4.2.2  Written Instructions.  Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

4.2.3  Other Forms of Instruction.  Instructions may also be transmitted by other means determined by the Company or Authorized Persons and acknowledged and accepted by the Custodian (including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but the Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances.  Oral Instructions shall be binding upon the Custodian upon receipt of such instructions by the

Custodian.  With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reasonable reliance on inaccurately stated, illegible or unauthorized telefax instructions.  The provisions of Section 4A of the Uniform Commercial Code shall apply to funds transfers performed in accordance with Instructions.  The Funds Transfer Services Schedule and the Electronic and Online Services Schedule to this Agreement shall each comprise a designation of a means of delivering Instructions for purposes of this Section 4.2.

4.3  Completeness and Contents of Instructions.  The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions.  Particularly, upon any acquisition or disposition or other dealing in Investments and upon any delivery and transfer of any Investment or moneys, the person initiating the Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

4.3.1  The transaction date and the date and location of settlement;

4.3.2  The specification of the type of transaction;

4.3.3  A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information.  Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description; and

4.3.4  The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian determines that an Instruction is either unclear or incomplete, the Custodian shall give prompt notice of such determination to the Company, and the Company shall thereupon amend or otherwise reform the Instruction.  In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

4.4  Timeliness of Instructions.  In giving an Instruction, the Company shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer.  When the Customer and the Custodian have established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Company.

5.                                       Safekeeping of Company Assets.  The Custodian shall hold Investments delivered to it or Subcustodians for the Company in accordance with the provisions of this Section.   The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians, or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian or its Subcustodians.  The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action or income event.  The Custodian shall hold Investments for the account of the Company and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Company or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

5.1 Use of Securities Depositories.  The Custodian may deposit and maintain Investments in any Securities Depository agreed upon with the Customer in advance in writing, either directly or through one or more Subcustodians appointed by the Custodian.  Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Company or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository.  If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for the benefit of the Company or for the benefit of clients of the Custodian generally on its own books.

5.2  Certificated Assets.  Investments which are certificated may be held in registered or bearer form: (a) in the Custodian’s vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository, all in accordance with customary market practice in the jurisdiction in which any Investments are held.

5.3  Registered Assets.  Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Company or a nominee for any of the foregoing, and may be held in any manner set forth in Section 5.2 above with or without any identification of fiduciary capacity in such registration.

5.4  Book Entry Assets.  Investments which are represented by book-entry may be so held in an account maintained by the Book-entry Agent on behalf of the Custodian, a Subcustodian, an Agent of the Custodian, or a Securities Depository.

5.5  Replacement of Lost Investments.  In the event of a loss of Investments for which loss the Custodian is responsible under the terms of this Agreement,  the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Company the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date of such loss, or, such other lesser amount as shall be agreed by the parties.

6.  Administrative Duties of the Custodian.  The Custodian shall perform the following administrative duties with respect to Investments of the Company.

6.1  Purchase of Investments.  Pursuant to Instruction, Investments purchased for the account of the Company shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.2  Sale of Investments.  Pursuant to Instruction, Investments sold for the account of the Company shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such  Investment.

6.3  Delivery and Receipt in Connection with Borrowings of the Company or other Collateral and Margin Requirements.  Pursuant to Instruction, the Custodian may deliver or receive Investments or cash of the Company in connection with borrowings or loans by the Company and other collateral and margin requirements.

6.4  Futures and Options.  If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Company and a futures commission merchant regarding margin (Tri-Party Agreement), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Company of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Company shall have designated as initial, maintenance or variation “margin” deposits or other collateral intended to secure the Company’s performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of  such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements.  The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

6.5  Contractual Obligations and Similar Investments.  From time to time, the Company’s assets may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by Book-entry Agent, registrar or similar agent for recording ownership interests in the relevant Investment.  If the Company shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Company’s account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction.   The Custodian shall have no responsibility for agreements running to the Company as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Company.

6.6  Exchange of Securities.  Unless otherwise directed by Instruction, the Custodian shall:  (a) exchange securities held for the account of the Company for other securities in connection with any reorganization, recapitalization, conversion, stock split, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

6.7  Surrender of Securities.  Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

6.8  Rights, Warrants, Etc.  Pursuant to Instruction, the Custodian shall (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deliver securities in response to any tender offer.

6.9  Mandatory Corporate Actions.  Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Company’s account and promptly notify the Company of such action, and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

6.10  Income Collection.  Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Company with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default, or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians.  The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Company with respect to Investments.

6.11  Corporate Action Information.  In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall provide to the Company such material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Information relative to any pending corporate action made available to the Company via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian hereunder.  Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely, be reversed by the Custodian.

6.12  Proxy Materials.  The Custodian shall deliver, or cause to be delivered, to the Company, proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian.  Information relative to any pending corporate action made available to the Company via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian hereunder.

6.13  Ownership Certificates and Disclosure of the Company’s Interest.  The Custodian is hereby authorized to execute on behalf of the Company ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Company with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

With respect to securities issued in the United States of America, the Custodian [   ] may          [   ] may not release the identity of the Company to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Company.  IF NO BOX IS CHECKED, THE CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES CONTRARY INSTRUCTIONS FROM THE COMPANY.  With respect to securities issued outside of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

6.14  Taxes.  The Custodian shall, where applicable and to the extent practicable, assist the Company in the reclamation of taxes withheld on dividends and interest payments received by the Company.  In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to reasonably rely on the advice of counsel and upon information and advice regarding the Company’s tax status that is received from or on behalf of the Company without duty of separate inquiry.

6.15  Other Dealings.  The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom the payment or delivery is made.

6.16  Nondiscretionary Details and Minor Expenses.  The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement,  provided that the Company shall have the right to request an accounting with respect to such expenses.

6.17  Use of Agents.  The Custodian may at any time in its discretion use reasonable care to appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (Agents), provided, however, that the appointment of an agent shall not relieve the Custodian of any of its obligations under this Agreement.

7.                                       Cash Accounts, Deposits and Money Movements.  Subject to the terms and conditions set forth in this Section 7, the Company hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Company maintains Investments or in such other currencies as the Company shall from time to time request by Instruction.  Notwithstanding anything in this Agreement to contrary effect, the Company shall be liable as principal for any overdrafts resulting from its Instruction occurring in any cash accounts.

7.1  Types of Cash Accounts.  Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Company.  Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9.  Cash accounts opened on the books of a Subcustodian may be opened in the name of the Company or the Custodian or in the name of the Custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Company.  Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy or insolvency fails to make repayment.

7.1.1                                                Administrative Accounts.  In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Company, and/or for the purposes of  aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes (each an “Account”).  Each such Account shall be subject to the terms and conditions of this Agreement and the Company shall be liable for the satisfaction of its own obligations in connection with each Account.

7.2  Payments and Credits with Respect to the Cash Accounts.  The Custodian shall make payments from or deposits to any of the cash accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to Investments, and otherwise in accordance with Instructions.  The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with generally accepted banking practice in the country and currency of deposit.  Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected.  Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

7.3  Currency and Related Risks.  The Company bears risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with the Custodian.   The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event.  Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances.  All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Company shall be for the account of the Company.

7.4  Foreign Exchange Transactions.  The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Company with such currency brokers or banking institutions, including Subcustodians, as the Company may direct pursuant to Instructions.  The Custodian may act as principal in any foreign exchange transaction with the Company in accordance with Section 7.4.2 of this Agreement.  The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

7.4.1  Third Party Foreign Exchange Transactions.  The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Company on the same basis it performs duties as agent for the Company with respect to any other of the Company’s Investments.  Accordingly, the Custodian shall only be responsible for delivering or receiving currency on behalf of the Company in respect of such contracts pursuant to Instructions.  The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder.  The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, (c) may, in connection with cash payments made to third party currency broker/dealers for settlement of the Company’s foreign exchange spot or forward transactions, foreign exchange swap transactions and similar foreign exchange transactions, process settlements using the facilities of CLS Bank according to CLS Bank’s standard terms, and (d) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping.  The Company accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Company shall be responsible for any and all costs and interest charges which may be incurred by the Company or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

7.4.2  Foreign Exchange with the Custodian as Principal.  The Custodian as principal may undertake foreign exchange transactions with the Company as the Custodian and the Company may agree from time to time.  In this event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction in the absence of specific agreement, the transaction will be performed in accordance with the usual commercial terms of the Custodian.  In the event that the Company defaults on the settlement of any such foreign exchange transaction with the Custodian, the Company shall be liable for contracted currency of the transaction together with any mark to market exposure associated with the replacement purchase of the contracted currency undertaken with the Custodian.

7.5  Delays.  If no event of  Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Company:  (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian’s own negligence or willful misconduct.

7.6  Advances.  If, for any reason in connection with this Agreement the Custodian or any Subcustodian makes an Advance to facilitate settlement or otherwise for the benefit of the Company (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Company hereby does:

7.6.1  acknowledge that the Company shall have no right, title or interest in or to any Investments purchased with such Advance or proceeds of such Investments, and that any credit to an account of the Company shall be provisional, until: (a) the debit of the Principal or Agency Account by the Custodian for an amount equal to Advance Costs; and/or (b) if such debit produces an overdraft in such account, reimbursement to the Custodian or  Subcustodian for the amount of such overdraft;

7.6.2  acknowledge that the Custodian has an automatically perfected statutory security interest in Investments purchased with any such Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of New York from time to time;

7.6.3  in addition, in order to secure the obligations of the Company to pay or perform any and all obligations of the Company pursuant to this Agreement, including without limitation to repay any Advance made pursuant to this Agreement, grant to the Custodian a security interest in all Investments and proceeds thereof (as defined in the Uniform Commercial Code as currently in effect in the State of New York); and agree to take, and agree that the Custodian may take, in respect of the security interest referenced above, any further actions that the Custodian may reasonably require.

7.7  Custodian’s Rights.  Neither the Custodian nor any Subcustodian shall be obligated to make any Advance or to allow an Advance to occur to the Company, and in the event that the Custodian or any Subcustodian does make or allow an Advance, any such Advance and any transaction giving rise to such Advance shall be for the account and risk of the Company and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk.  If such Advance shall have been made or allowed by a Subcustodian or any other person, the Custodian may assign all or part of its security interest referenced above and any other rights granted to the Custodian hereunder to such Subcustodian or other person.  If the Company shall fail to repay the Advance Costs when due, the Custodian or its assignee, as the case may be, shall be entitled to a portion of the available cash balance in any Agency or Principal Account equal to such Advance Costs, and the Company authorizes the Custodian, on behalf of the Company, to pay an amount equal to such Advance Costs irrevocably to such Subcustodian or other person, and to dispose of any Investment to the extent necessary to make such payment.  Any  Investments and funds credited to accounts subject to this Agreement created pursuant hereto shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York from time to time.  Accordingly, the Custodian and any Subcustodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

7.8  Integrated Account.  For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Company’s obligations to the Custodian, or its assignee, and balances in such Principal Accounts shall be available for satisfaction of the Company’s obligations under this Section 7.  The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8.                                       Subcustodians and Securities Depositories.  Subject to the provisions hereinafter set forth in this Section 8, the Company hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Company and to appoint from time to time and to utilize Subcustodians. With respect to securities and cash held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and Clearing Corporations, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

8.1  Domestic Subcustodians and Securities Depositories.  The Custodian may deposit and/or maintain, either directly or through one or more Agents appointed by the Custodian, Investments of the Company in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, at any

time, appoint any bank regulated as such in the United States to act on behalf of the Company as a Subcustodian for purposes of holding Investments of the Company in the United States.

8.2  Foreign Subcustodians and Securities Depositories.  The Custodian may deposit and/or maintain non-U.S. Investments of the Company in any non-U.S. Securities Depository. Additionally, the Custodian may, from time to time, appoint any bank, trust company or other similar entity that is regulated as such in the country in which it offers banking, trust or custodial services, to act on behalf of the Company as a Subcustodian for purposes of holding Investments of the Company outside the United States.  The Company acknowledges its approval of any Subcustodian listed on the Custodian’s Global Custody Network Listing.  The same may be updated from time to time and the Custodian agrees to provide the updated listing to the Customer as soon as reasonably practicable.

8.3   Responsibility for Subcustodians.  Except as provided in the last sentence of this Section 8.3, the Custodian shall be liable to the Company for any loss or damage to the Company caused by or resulting from the acts or omissions of any Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct under the laws of the place where the act or omission occurred.

8.4  New Countries.  The Company shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event the Custodian is unable to establish such arrangements prior to the time the Investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping Agent, and the use of such local safekeeping Agent shall be at the sole risk of the Company, and accordingly the Custodian shall be responsible to the Company for the actions of the Agent if and only to the extent the Custodian shall have recovered from the Agent for any damages caused the Company by the Agent.

9.                                       Responsibility of the Custodian.  In performing its duties and obligations hereunder, the Custodian shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected.  Subject to the specific provisions of this Section, the Custodian shall be liable for any damage incurred by the Company in consequence of the Custodian’s negligence, bad faith or willful misconduct.  In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Company’s Investments or to provide investment advice with respect to such Investments and that the Company as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

9.1  Limitations of Performance.  The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

9.1.1  Force Majeure.  Force Majeure shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water or wind damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Country or Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

9.1.2  Country Risk.  Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

9.1.3  Sovereign Risk.  Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where an Investment is acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investment or cash deposit by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments or cash deposits, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

9.2.  Limitations on Liability.  The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

9.2.1  Failure of Third Parties.  The failure of any third party including:  (a) any issuer of Investments or Book-entry Agent or other agent of an issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Adviser or other Agent of the Company; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

9.2.2  Information Sources.  The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

9.2.3  Reliance on Instruction.  Action by the Custodian or the Subcustodian in accordance with an Instruction, provided that the neither the Custodian nor the Subcustodian knew that such action was contrary to any provision of, the Company’s declaration of trust, certificate of incorporation, by-laws, or other constitutive document, Applicable Law, or actions by the trustees, directors or shareholders of the Company.

9.2.4  Restricted Securities.  The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Company.

10.                                 Indemnification.  The Company hereby indemnifies the Custodian and each Subcustodian, and their respective employees, officers and directors, (hereinafter collectively referred to as Indemnified Persons) and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction, provided that such performance by an Indemnified Person would not be deemed to be negligence, gross negligence or willful misconduct under the laws of the place where the act or omission occurred.  If any Indemnified Person under the preceding sentence gives written notice of a claim to the Custodian, the Custodian shall promptly give written notice to the Company.  Not more than thirty days following the date of such notice, unless the Custodian shall be liable under Section 8 hereof in respect of such claim, the Company will pay the amount of such claim or reimburse the Custodian for any payment made by the Custodian in respect thereof.

11.                                 Reports and Records.  The Custodian shall:

11.1  create and maintain records relating to the performance of its obligations under this Agreement;

11.2  make available to the Company, its auditors, agents and employees, upon reasonable request and during normal business hours of the Custodian, all records created and maintained by the Custodian pursuant to paragraph 11.1 above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

11.3  make available to the Company all Electronic Reports; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

11.4  The Company shall examine all records, however produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein.  Unless the Company delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate.

11.5   The Company acknowledges that the Custodian obtains information on the value of assets from outside sources which may be utilized in certain reports made available to the Company. The Custodian deems such sources to be reliable but the Company acknowledges and agrees that the Custodian does not verify such information nor make any representations or warrantees as to its accuracy or completeness and accordingly shall be without liability in selecting and using such sources and furnishing such information.

12.                                 Miscellaneous.

12.1  Powers of Attorney, etc.  The Company will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

12.2  Entire Agreement.  Except as specifically provided herein, this Agreement constitutes the entire agreement between the Company and the Custodian and supersedes any other oral or written agreements heretofore in effect between the Company and the Custodian with respect to the subject matter hereof.  No provision of this Agreement may be amended or terminated except by an instrument in writing signed by the party against which enforcement of the amendment or termination is sought.  In the event of a conflict between the terms of this Agreement and the terms of a service level agreement or other operating agreement in place between the parties from time to time, the terms of this Agreement shall control.

12.3  Binding Effect; Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Company and their successors and assignees, provided that the Company may not assign this Agreement without the prior written consent of the Custodian.   Each party agrees that only the parties to this agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement.  Accordingly, no client of the Company or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

12.4                           GOVERNING LAW, JURISDICTION AND VENUE.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE.  THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY.  THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  FURTHERMORE, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION,  PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.5  Notices.  Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed.  All such notices shall be addressed, as follows:

If to the Company:

420 Lexington Avenue
New York, New York 10170

Attn: Chief Operating Officer

Telephone:	( )
Facsimile	( )

If to the Custodian:

Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109
Attn: Senior Legal Officer, Investor Services
Telephone:	(617) 772-XXXX
Facsimile:	(617) 772-XXXX,

or such other address as the Company or the Custodian may have designated in writing to the other.

12.6  Headings.  Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

12.7   Severability.  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

12.8   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.  This Agreement shall become effective when one or more counterparts have been signed and delivered by the Company and the Custodian.  A photocopy or telefax of the Agreement shall be acceptable evidence of  the existence of the Agreement and the Custodian shall be protected in relying on the photocopy or telefax until the Custodian has received the original of the Agreement.

12.9  Confidentiality.  The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations.  All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

12.10  Tape-recording.  The Company on behalf of its employees authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Company, including from any Authorized Person.  This authorization will remain in effect until and unless revoked by the Company in writing.  The Company further agrees to solicit valid written or other consent from any of its employees with respect to telephone communications to the extent such consent is required by applicable law.

12.11  Counsel/ Certified Public Accountant.  In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel and/or a certified public accountant  regularly retained by the Custodian in respect of such matters, (ii) counsel and/or a certified public accountant for the Company or (iii) such counsel or certified public accountant as the Company and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

12.12  Conflict.  Nothing contained in this Agreement shall prevent the Custodian and its associates from (i) dealing as a principal or an intermediary in the sale, purchase or loan of the Company’s Investments to, or from the Custodian or its associates; (ii) acting as a custodian, a subcustodian, a trustee, an agent, securities dealer, an investment manager or in any other capacity for any other client whose interests may be adverse to the interest of the Company; or (iii) buying, holding, lending, and dealing in any way in any assets for the benefit of its own account, or for the account of any other client whose interests may be adverse to the Company notwithstanding that the same or similar assets may be held or dealt in by, or for the account of the Company by the Custodian.  The Company hereby voluntarily consents to, and waives any potential conflict of interest between the Custodian and/or its associates and the Company, and agrees that:

12.12.1  the Custodian’s and/or its associates’ engagement in any such transaction shall not disqualify the Custodian from continuing to perform as the custodian of the Company under this Agreement;

12.12.2  the Custodian and/or its associates shall not be under any duty to disclose any information in connection with any such transaction to the Company;

12.12.3  the Custodian and/or its associates shall not be liable to account to the Company for any profits or benefits made or derived by or in connection with any such transaction; and

12.12.4  the Company shall use all reasonable efforts to disclose this provision, among other provisions in this Agreement, to its shareholders.

13.                                 Definitions.   The following defined terms will have the respective meanings set forth below.

13.1  Advance(s) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include, without limitation, amounts due to the Custodian as the principal counterparty to any foreign exchange transaction with the Company as described in Section 7.4.2 hereof, or paid to third parties for account of the Company or in discharge of any expense, tax or other item payable by the Company.

13.2                           Advance Costs shall mean any Advance, interest on the Advance and any related expenses, including without limitation any mark to market loss of the Custodian or Subcustodian on any Investment to which Section 7.6.1 applies.

13.3  Agency Account(s) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1 hereof.

13.4  Agent(s) shall have the meaning set forth in the last sentence of Section 6 hereof.

13.5  Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction, compliance with which is required or customarily observed in such jurisdiction.

13.6  Authorized Person(s) shall mean any person or entity authorized to give Instructions on behalf of the Company in accordance with Section 4.1 hereof.

13.7  Book-entry Agent shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

13.8  Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated  functions for a given market.

13.9  Electronic and Online Services Schedule shall mean any separate agreement entered into between the Custodian and the Company or its authorized representative with respect to certain matters concerning certain electronic and online services as described therein and as may be made available from time to time by the Custodian to the Company.

13.10  Electronic Reports shall mean any reports prepared by the Custodian and remitted to the Company or its authorized representative via the internet or electronic mail.

13.11  Funds Transfer Services Schedule shall mean any separate agreement entered into between the Custodian and the Company or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Company.

13.12  Global Custody Network Listing shall mean the Countries and Subcustodians approved for Investments in non-U.S. Markets.

13.13  Instruction(s) shall have the meaning assigned in Section 4 hereof.

13.14  Investment Advisor shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Company’s Investments.

13.15  Investment(s) shall mean any investment asset of the Company including without limitation: securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets, but shall not include any Principal Account.

13.16  Margin Account shall have the meaning set forth in Section 6.4 hereof.

13.17  Principal Account(s)  shall mean deposit accounts of the Company carried on the books of BBH&Co. as principal in accordance with Section 7 hereof.

13.18 Safekeeping Account shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Company (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

13.19  Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market.

13.20  Subcustodian(s) shall mean each foreign bank appointed by the Custodian pursuant to Section 8 hereof, but shall not include Securities Depositories.

13.21 Tri-Party Agreement shall have the meaning set forth in Section 6.4 hereof.

14.                                 Compensation.  The Company agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Company and the Custodian in effect on the date hereof or as amended from time to time, and (b) all out-

of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time.  Amounts payable by the Company under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15.                                 Termination.  This Agreement may be terminated by either party in accordance with the provisions of this Section.  The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

15.1  Term, Notice and Effect.  This Agreement shall have an initial term of three (3) years from the date hereof.  Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless either party terminates this Agreement by written notice effective no sooner than seventy-five (75) days  following the date that notice to such effect shall be delivered to the other party at its address set forth in Section 12.5 hereof.  Notwithstanding the foregoing provisions, either party may terminate this Agreement at any time (a) for cause, which is a material breach of the Agreement not cured within 60 days, in which case termination  shall be effective upon written receipt of notice by the non-terminating party, or (b) upon thirty (30) days written notice to the other party in the event that the either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect.

15.2   Notice and Succession.   In the event a termination notice is given by a party hereto, all reasonable costs and expenses associated with any required systems, facilities, procedures, personnel, and other resourced modifications as well as the movement of records and materials and the conversion thereof shall be paid by the company for which Services shall cease to be performed hereunder.  Furthermore, to the extent that it appears impracticable given the circumstances to effect an orderly delivery of the necessary and appropriate records of BBH to a successor within the time specified in the notice of termination as aforesaid, BBH and the Company agree that this Agreement shall remain in full force and effect for such reasonable period as may be required to complete necessary arrangements with a successor.

15.3  Successor Custodian.  In the event of the appointment of a successor custodian, it is agreed that the Investments of the Company held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions.  The Custodian agrees to cooperate with the Company in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian.  If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Company’s

Investments in accordance with Instructions.

15.4  Delayed Succession.  If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten (10) consecutive calendar days written notice to the Company either (a) deliver the Investments of the Company held hereunder to the Company at the address designated for receipt of notices hereunder; or (b) deliver any Investments held hereunder to a bank or trust company having a capitalization of $2M equivalent and operating under the Applicable Law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Company.  In the event that Investments or moneys of the Company remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Company to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items  and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.	AIRSHARES™ EU CARBON ALLOWANCES FUND

By:

/s/ Timothy J. Connelly

By:

/s/ Anthony Dudzinski

Name: Timothy J. Connelly	Name: Anthony Dudzinski
Title: Partner	Title: CEO
Date: 4-8-08	Date: 4-8-08

FUNDS TRANSFER SERVICES SCHEDULE TO CUSTODIAN AGREEMENT

1.                                       Execution of Payment Orders.  Brown Brothers Harriman & Co. (the Custodian) is hereby instructed by AIRSHARES™ EU CARBON ALLOWANCES FUND (the Company) to execute each payment order, whether denominated in United States dollars or other applicable currencies, received by the Custodian in the Company’s name as sender and authorized and confirmed by an Authorized Person as defined in a Custodian Agreement dated as of                             , 2007 by and between the Custodian and the Company, as amended or restated from time thereafter (the Agreement), provided that the Company has sufficient available funds on deposit in a Principal Account as defined in the Agreement and provided that the order (i) is received by the Custodian in the manner specified in this Funds Transfer Services Schedule or any amendment hereafter; (ii) complies with any written instructions and restrictions of the Company as set forth in this Funds Transfer Services Schedule or any amendment hereafter; (iii) is authorized by the Company or is verified by the Custodian in compliance with a security procedure set forth in Paragraph 2 below for verifying the authenticity of a funds transfer communication sent to the Custodian in the name of the Company or for the detection of errors set forth in any such communication; and (iv) contains sufficient data to enable the Custodian to process such transfer.

2.                                       Security Procedure.  The Company hereby elects to use the procedure selected below as its security procedure (the Security Procedure). The Security Procedure will be used by the Custodian to verify the authenticity of a payment order or a communication amending or canceling a payment order. The Custodian will act on instructions received provided the instruction is authenticated by the Security Procedure. The Company agrees and acknowledges in connection with (i) the size, type and frequency of payment orders normally issued or expected to be issued by the Company to the Custodian, (ii) all of the security procedures offered to the Company by the Custodian, and (iii) the usual security procedures used by customers and receiving banks similarly situated, that authentication through the Security Procedure shall be deemed commercially reasonable for the authentication of all payment orders submitted to the Custodian.   The Company hereby elects (please choose one) the following Security Procedure as described below:

☐

BIDS and BIDS Worldview Payment Products. BIDS and BIDS Worldview Payment Products, are on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Company shall each be responsible for maintaining the confidentiality of passwords or other codes to be used by them in connection with BIDS. The Custodian will act on instructions received through BIDS without duty of further confirmation unless the Company notifies the Custodian that its password is not secure.

☐

SWIFT. The Custodian and the Company shall comply with SWIFT’s authentication procedures. The Custodian will act on instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

☐	Tested Telex. The Custodian will accept payment orders sent by tested telex, provided the test key matches the algorithmic key the Custodian and Company have agreed to use.

☐

Computer Transmission. The Custodian is able to accept transmissions sent from the Company’s computer facilities to the Custodian’s computer facilities provided such transmissions are encrypted and digitally certified or are otherwise authenticated in a reasonable manner based on available technology. Such procedures shall be established in an operating protocol between the Custodian and the Company.

☐

Telefax Instructions. A payment order transmitted to the Custodian by telefax transmission shall transmitted by the Company to a telephone number specified from time to time by the Custodian for such purposes. If it detects no discrepancies, the Custodian will follow one of the procedures below:

1.                     If the telefax requests a repetitive payment order, the Custodian may call the Company at its last known telephone number, request to speak to the Company or Authorized Person, and confirm the authorization and details of the payment order (a Callback); or

2.  If the telefax requests a non-repetitive order, the Custodian will perform a Callback.

All faxes must be accompanied by a fax cover sheet which indicates the sender’s name, Company name, telephone number, fax number, number of pages, and number of transactions or instructions attached.

☐                                    Telephonic. A telephonic payment order shall be called into the Custodian at the telephone number designated from time to time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person.  The Custodian shall obtain the payment order data from the caller.  The Custodian will follow one of the procedures below:

1.                     If a telephonic repetitive payment order, the Custodian may perform a Callback; or

2.                     If a telephonic non-repetitive payment order, the Custodian will perform a Callback.

In the event the Company chooses a procedure which is not a Security Procedure as described above, the Company agrees to be bound by any payment order (whether or not authorized) issued in its name and accepted by the Custodian in compliance with the procedure selected by the Company.

3.         Rejection of Payment Orders.   The Custodian shall give the Company timely notice of the Custodian’s rejection of a payment order. Such notice may be given in writing or orally by telephone, each of which is hereby deemed commercially reasonable.  In the event the Custodian fails to execute a properly executable payment order and fails to give the Company notice of the Custodian’s non-execution, the Custodian shall be liable only for the Company’s actual damages and only to the extent that such damages are recoverable under UCC 4A (as defined in Paragraph 7 below).  Notwithstanding anything in this Funds Transfer Services Schedule and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential or special damages under this Funds Transfer Services Schedule, whether or not such damages relate to services covered by UCC 4A, even if the Custodian has been advised of the possibility of such damages. Whenever compensation in the form of interest is payable by the Custodian to the Company pursuant to this Funds Transfer Services Schedule, such compensation will be payable in accordance with UCC 4A.

4.       Cancellation of Payment Orders.   The Company may cancel a payment order but the Custodian shall have no liability for the Custodian’s failure to act on a cancellation instruction unless the Custodian has received such cancellation instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian’s execution of the order.  Any cancellation shall be sent and confirmed in the manner set forth in Paragraph 2 above.

5.                                       Responsibility for the Detection of Errors and Unauthorized Payment Orders.   Except as may be provided, the Custodian is not responsible for detecting any Company error contained in any payment order sent by the Company to the Custodian. In the event that the Company’s payment order to the Custodian either (i) identifies the beneficiary by both a name and an identifying or bank account number and the name and number identify different persons or entities, or (ii) identifies any bank by both a name and an identifying number and the number identifies a person or entity different from the bank identified by name, execution of the payment order, payment to the beneficiary, cancellation of the payment order or actions taken by any bank in respect of such payment order may be made solely on the basis of the number. The Custodian shall not be liable for interest on the amount of any payment order that was not authorized or was erroneously executed unless the Company so notifies the Custodian within thirty (30) business days following the Company’s receipt of notice that such payment order had been processed.  If a payment order in the name of the Company and accepted by the Custodian was not authorized by the Company, the liability of the parties will be governed by the applicable provisions of UCC 4A.

6.                                       Laws and Regulations.   The rights and obligations of the Custodian and the Company with respect to any payment order executed pursuant to this Funds Transfer Services Schedule will be governed by any applicable laws, regulations, circulars and funds transfer system rules, the laws and regulations of the United States of America and of other relevant countries including exchange control regulations and limitations on dealings or other sanctions, and including without limitation those sanctions imposed under the law of the United States of America by the Office of Foreign Assets Control.  Any taxes, fines, costs, charges or fees imposed by relevant authorities on such transactions shall be for the account of the Company.

7.                                       Miscellaneous.   All accounts opened by the Company or its authorized agents at the Custodian subsequent to the date hereof shall be governed by this Funds Transfer Schedule.  All terms used in this Funds Transfer Services Schedule shall have the meaning set forth in Article 4A of the Uniform Commercial Code as currently in effect in the State of New York (UCC 4A) unless otherwise set forth herein. The terms and conditions of this Funds Transfer Services Schedule are in addition to, and do not modify or otherwise affect, the terms and conditions of the Agreement and any other agreement or arrangement between the parties hereto.

8.                                       Indemnification.   The Custodian does not recommend the sending of instructions by telefax or telephonic means as provided in Paragraph 2.  BY ELECTING TO SEND INSTRUCTIONS BY TELEFAX OR TELEPHONIC MEANS, THE COMPANY AGREES TO INDEMNIFY THE CUSTODIAN AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES THEREFROM.

OPTIONAL:  The Custodian will perform a Callback if instructions are sent by telefax or telephonic means as provided in Paragraph 2. THE COMPANY MAY, AT ITS OWN RISK AND BY HEREBY AGREEING TO INDEMNIFY THE CUSTODIAN AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES THEREFROM, ELECT TO WAIVE A CALLBACK BY THE CUSTODIAN BY INITIALING HERE:

The undersigned acknowledges that (I/we) have received a copy of this document.

Accepted and agreed:

BROWN BROTHERS HARRIMAN & CO.	AIRSHARES™ EU CARBON ALLOWANCES FUND

By:

By:

Name:	Name:
Title:	Title:
Date:	Date:

ELECTRONIC AND ON-LINE SERVICES

SCHEDULE

This Electronic and On-Line Services Schedule (this Schedule) to a Custodian Agreement dated as of                                           (as amended from time to time hereafter, the Agreement) by and between Brown Brothers Harriman & Co. (the Custodian) and AIRSHARES™ EU CARBON ALLOWANCES FUND (the Company), provides general provisions governing the Company’s use of and access to the Services (as hereinafter defined) provided to the Company by the Custodian via the Internet (at www.bbhco.com or such other URL as the Custodian may instruct the Company to use to access the custodian’s products) and via a direct dial-up connection between  the Custodian’s and the Company’s computers, as of                                 ,           , 2007 (the Effective Date). Use of the Services constitutes acceptance of the terms and conditions of this Schedule, any Appendices hereto, the Terms and Conditions posted on the Custodian’s web site, and any terms and conditions specifically governing a particular Service or the Custodian’s other products, which may be set forth in the Agreement or in a separate related agreement (collectively, the Related Agreements).

1.               General Terms.

The Company will be granted access to the Custodian’s suite of online products, which may include, but shall not be limited to the following services via the Internet or dial-up connection (each separate service is a Service; collectively referred to as the Services):

1.1.                BIDS® and BIDS WorldView, a system for effectuating securities and fund trade instruction and execution, processing and handling instructions, and for the input and retrieval of other information;

1.2.                F/X WorldView, a system for executing foreign exchange trades;

1.3.                Fund WorldView, a system for receiving fund and prospectus information;

1.4.                BBHCOnnect, a system for placing securities trade instructions and following the status and detail of trades;

1.5.                ActionViewSM, a system for receiving certain corporate action information;

1.6.                Risk View, an interactive portfolio risk analysis tool; and

1.7.                Such other services as the Custodian shall from time to time offer.

2.               Security / Passwords.

2.1.                A digital certificate and/or an encryption key may be required to access certain Services.  The Company may apply for a digital certificate and/or an encryption key by following the procedures set forth at http://www.bbh.com/certs/.  The Company also will need an identification code (ID) and password(s) (Password) to access the Services.

2.2.                The Company agrees to safeguard the Company’s digital certificate and/or encryption key, ID, and Password and not to give or make available, intentionally or otherwise, the Company’s digital certificate, ID, and/or Password to any unauthorized person.  The Company must immediately notify the Custodian in writing if the Company believes that the Company’s digital certificate and/or encryption key, Password, or ID has been compromised or if the Company suspects unauthorized access to the Company’s  account by means of the Services or otherwise, or when a person to whom a digital certificate and/or an encryption key, Password, or ID has been assigned leaves or is no longer permitted to access the Services.

2.3.                The Custodian will not be responsible for any breach of security, or for any unauthorized trading or theft by any third party, caused by the Company’s failure (be it intentional, unintentional, or negligent) to maintain the confidentiality of the Company’s  ID and/or Password and/or the security of the Company’s  digital certificate and/or encryption key.

3.               Instructions.

3.1.                Instructions under this Schedule shall be provided as designated in the Related Agreements

3.2.                The following additional provisions apply to Instructions provided via the Services:

a.                        Instructions sent by electronic mail will not be accepted or acted upon.

b.                       The Company authorizes the Custodian to act upon Instructions received through the Services utilizing the Company’s digital certificate, ID, and/or Password as though they were duly authorized written instructions, without any duty of verification or inquiry on the Custodian’s part, and agree to hold the Custodian harmless for any losses the Company experiences as a result.

c.                        From time to time, the temporary unavailability of third party telecommunications or computer systems required by the Services may result in a delay in processing Instructions.  In such an event, the Custodian shall not be liable to the Company or any third party for any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind (including without limitation, reasonable attorneys’, accountants’, consultants’, or experts’ fees and disbursements) that the Company experiences due to such a delay.

4.               Electronic Documents.

The Custodian may make periodic statements, disclosures, notices, and other documents available to the Company electronically, and, subject to any delivery and receipt verification procedures required by law, the Company agrees to receive such documents electronically and to check the statements for accuracy.  If the Company believes any such statement contains incorrect information, the Company must follow the procedures set forth in the Related Agreement(s).

5.               Malicious Code.

The Company understands and agrees that it will be responsible for the introduction (by the Company,  the Company’s employees, agents, or representatives) into the Services, whether intentional or unintentional, of (i) any virus or other code, program, or sub-program that damages or interferes with the operation of the computer system containing the code, program or sub-program, or halts, disables, or interferes with the operation of the Services themselves; or (ii) any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security of the Services or the system containing the software code for the Services (Malicious Code).  The Company agrees to take all necessary actions and precautions to prevent the introduction and proliferation of any Malicious Code into those systems that interact with the Services.

6.               Indemnification.

For avoidance of doubt, The Company  hereby agree that the provisions in the Related Agreement(s) related to the Company’s indemnification of the Custodian and any limitations on the Custodian’s liability and responsibilities to the Company shall be applicable to this Agreement, and are hereby expressly incorporated herein. The Company agrees that the Services are comprised of telecommunications and computer systems, and that it is possible that Instructions, information, transactions, or account reports might be added to, changed, or omitted by electronic or programming malfunction, unauthorized access, or other failure of the systems which comprise the Services, despite the security features that have been designed into the Services. The Company agrees that the Custodian will not be liable for any action taken or not taken in complying with the terms of this Schedule, except for willful misconduct or gross negligence.  The provisions of this paragraph shall survive the termination of this Schedule and the Related Agreements.

7.               Payment.

The Company may be charged for services hereunder as set forth in a fee schedule from time to time agreed by the Custodian.

8.               Term/Termination.

8.1.                This Schedule is effective as of the date the Company signs it or first uses the Services, whichever is first, and continues in effect until such time as either the Company or the Custodian terminate the Schedule in accordance with this Section 8 and/or until the Company’s off-line use of the Services is terminated.

8.2.                The Custodian may terminate the Company’s access to the Services at any time, for any reason, with five (5) business days prior notice; provided that the Custodian may terminate the Company’s access to the Services with no prior notice (i) if the Company’s account with the Custodian is closed, (ii) if the Company fails to comply with any of the terms of this Agreement, (iii) if the Custodian believes that the Company’s continued access to the Services poses a security risk, or (iv) if the Custodian believes that the Company is violating or has violated applicable laws, and the Custodian will not be liable for any loss the Company may experience as a result of such termination.  The Company may terminate the Fund’s access to the Services at any time by giving the Custodian ten (10) business days notice.  Upon termination, the Custodian will cancel all the Company’s Passwords and IDs and any in-process or pending Instructions will be carried out or cancelled, at the Custodian’s sole discretion.

9.               Miscellaneous.

9.1.                Notices.  All notices, requests, and demands (other than routine operational communications, such as Instructions) shall be in such form and effect as provided in the Related Agreement(s).

9.2.                Inconsistent Provisions.  Each Service may be governed by separate terms and conditions in addition to this Schedule and the Related Agreement(s).  Except where specifically provided to the contrary in this Schedule, in the event that such separate terms and conditions conflict with this Schedule and the Related Agreement(s), the provisions of this Schedule shall prevail to the extent this Schedule applies to the transaction in question.

9.3.                Binding Effect; Assignment; Severability.  This Schedule shall be binding on you, your employees, officers and agents.  We may assign or delegate our rights and duties under this Schedule at any time without notice to you.  Your rights under this Schedule may not be assigned without our prior written consent. In the event that any provision of this Schedule conflicts with the law under which this Schedule is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over you and us, such provision shall be deemed to be restated to effectuate as nearly as possible the purposes of the Schedule in accordance with applicable law.  The remaining provisions of this Schedule and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

9.4.                Choice of Law; Jury Trial. This Schedule shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. Each party agrees to waive its right to trial by jury in any action or proceeding based upon or related to this Agreement.  The parties agree that all actions and proceedings based upon or relating to this Schedule shall be litigated exclusively in the federal and state courts located within New York City, New York.

The undersigned acknowledges that the Company has received a copy of this document

AIRSHARES™ EU CARBON ALLOWANCES FUND

By:

Title:

Date: